STANDARD FORM OF LOFT LEASE

The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this day of in the year , between

Three Boroughs LLC

party of the first part, hereinafter referred to as OWNER, and Alliance Distributors Holding Inc., 15-15 132nd Street, College Point, NY 11356 party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner Space "C" as set forth on Exhibit "A"

in the building known as 1160 Commerce Avenue

in the Borough of Bronx, City of New York, for the term of five (5) years

(or until such term shall sooner cease and expire as hereinafter provided) to commence on the 1st day of June in the year 2006, and to end on the 31st day of May in the year 2011, and both dates inclusive, at an annual rental rate ~~of~~ as set forth in Rider paragraph 48 attached hereto and made a part hereof.

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder, and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent: 1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy: 2. Tenant shall use and occupy the demised premises for warehouse/offices and distributor of computer products provided such use is in accordance with the certificate of occupancy for the building, if any, and for no other purpose.

Alterations: 3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises, using contractors or mechanics first approved in each instance by Owner. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry, and will cause Tenant's contractors and sub-contractors to carry, such worker's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty (30) days thereafter, at Tenant's expense, by payment or filing a bond as permitted by law. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty (20) days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant's removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises, or upon removal of other installations as may be required by Owner, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or removed from the demised premises by Owner, at Tenant's expense.

Repairs: 4. Owner shall maintain and repair the exterior of and the public portions of the building. Tenant shall, throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities (if the demised premises encompass the entire floor of the building), the windows and window frames, and the fixtures and appurtenances therein, and at Tenant's sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by, or resulting from, the carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees, or licensees, and whether or not arising from Tenant's conduct or omission, when required by other provisions of this lease, including Article 6. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after ten (10) days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Owner at the expense of Tenant, and the expenses thereof incurred by Owner shall be collectible, as additional rent, after rendition of a bill or statement therefor. If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the demised premises and following such notice, Owner shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply.

Window Cleaning: 5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads: 6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant shall, at Tenant's sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, or, with respect to the building, if arising out of Tenant's use or manner of use of the demised premises of the building (including the use permitted under the lease). Except as provided in Article 30 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any

property located therein over that in effect prior to the commencement of Tenant's occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance.

Subordination: 7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Tenant's Liability Insurance Property Loss, Damage, Indemnity: 8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of, or damage to, any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence of Owner, its agents, servants or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty: 9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by, and at the expense of, Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the demised premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Owner's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten (10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Rider to be added if necessary.

Eminent Domain: 10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner's award.

Assignment, Mortgage, Etc.: 11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current: 12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises: 13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building, or which Owner may elect to perform in the demised premises after Tenant's failure to make repairs, or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use, maintain and replace pipes and conduits in and through the demised premises, and to erect new pipes and conduits therein provided, wherever possible, they are within walls or otherwise concealed. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six (6) months of the term for the purpose of showing the same to prospective tenants, and may, during said six (6) months period, place upon the demised premises the usual notices "To Let" and "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant's obligation hereunder.

Vault, Vault Space, Area: 14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

Occupancy: 15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the demised premises and Tenant agrees to accept the same subject to violations, whether or not of record. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant shall be responsible for, and shall procure and maintain, such license or permit.

Bankruptcy: 16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised, but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant, as and for liquidated damages, an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the demised premises or any part thereof be relet by Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default: 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease, ~~other than~~ *including the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted, or if this lease be rejected under §365 of Title 11 of the U.S. Code (Bankruptcy Code); or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall be in default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder; or if Tenant fails to move into or take possession of the demised premises within thirty (30) days after the commencement of the term of this lease, of which fact Owner shall be the sole judge; then in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default, and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced during such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall be in default in the payment of the rent reserved herein or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required; then, and in any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption: 18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the demised premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising, and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses: 19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice if required, and upon expiration of the applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately, or at any time thereafter, and without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alterations and Management: 20. Owner shall have the right, at any time, without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of any controls of the manner of access to the building by Tenant's social or business visitors, as Owner may deem necessary, for the security of the building and its occupants.

No Representations by Owner: 21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected, the demised premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the demised premises or the building, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as-is" on the date possession is tendered, and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises, and the building of which the same form a part, were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term: 22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, "broom-clean", in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demised premises. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease, or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment: 23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession: 24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured, or if Owner has not completed any work required to be performed by Owner, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that Owner is able to deliver possession in the condition required by this lease. If permission is given to Tenant to enter into possession of the demised premises, or to occupy premises other than the demised premises, prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/ or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in page one of this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver: 25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease, or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant, or receipt by Owner, of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Owner by the payor of such rent, or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

Waiver of Trial by Jury: 26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim, of whatever nature or description, in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims.

Inability to Perform: 27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repairs, additions, alterations or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures or other materials, if Owner is prevented or delayed from doing so by reason of strike or labor troubles, or any cause whatsoever beyond Owner's sole control including, but not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

☞ **Space to be filled in or deleted.**

Bills and Notices: 28. Except as otherwise in this lease provided, a bill statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally, or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part, or at the last known residence address or business address of Tenant, or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given, or at such other address as Owner shall designate by written notice.

Water Charges: 29. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which fact Owner shall be the sole judge) Owner may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Owner for the cost of the meter and the cost of the installation. Throughout the duration of Tenant's occupancy, Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense. In the event Tenant fails to maintain the meter and installation equipment in good working order and repair (of which fact Owner shall be the sole judge) Owner may cause such meter and equipment to be replaced or repaired, and collect the cost thereof from Tenant as additional rent. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and in the event Tenant defaults in the making of such payment, Owner may pay such charges and collect the same from Tenant as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent or levy which now or hereafter is assessed, imposed or a lien upon the demised premises, or the realty of which they are a part, pursuant to any law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, the water system or sewage or sewage connection or system. If the building, the demised premises, or any part thereof, is supplied with water through a meter through which water is also supplied to other premises, Tenant shall pay to Owner, as additional rent,

☞ on the first day of each month, % ($) of the total meter charges as Tenant's portion. Independently of, and in addition to, any of the remedies reserved to Owner hereinabove or elsewhere in this lease, Owner may sue for and collect any monies to be paid by Tenant, or paid by Owner, for any of the reasons or purposes hereinabove set forth.

Sprinklers: 30. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system, or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by said Exchange or any other body making fire insurance rates, or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required, whether the work involved shall be structural or non-structural in nature. ~~Tenant shall pay to Owner as additional rent the sum of~~

☞ ~~$, on the first day of each month during the term of this lease, as Tenant's portion of the contract price for sprinkler supervisory service.~~

Elevators, Heat, Cleaning: 31. ~~As long as Tenant is not in default under any the covenants of this lease, beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall: (a) provide necessary passenger elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (b) if freight elevator service is provided, same shall be provided only on regular business days, Monday through Friday inclusive, and on those days only between the hours of 9 a.m. and 12 noon and between 1 p.m. and 5 p.m.; (c) furnish heat, water and other services supplied by Owner to the demised premises, when and as required by law, on business days from 8 a.m. to XXX. and on Saturdays from 8 a.m. to 1 p.m.; (d) clean the public halls and public portions of the building which are used in common by all tenants. Tenant shall, at Tenant's expense, keep the demised premises, including the windows, clean and in order, to the reasonable satisfaction of Owner, and for that purpose shall employ person or persons, or corporations approved by Owner. Tenant shall pay to Owner the cost of removal of any of Tenant's refuse and rubbish from the building. Bills for the same shall be rendered by Owner to Tenant at such time as Owner may elect, and shall be due and payable hereunder, and the amount of such bills shall be deemed to be, and be paid as additional rent. Tenant shall, however, have the option of independently contracting for the removal of such rubbish and refuse in the event that Tenant does not wish to have same done by employees of Owner. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building. Owner reserves the right to stop service of the heating, elevator, plumbing and electric systems, when necessary, by reason of accident or emergency, or for repairs, alterations, replacements or improvements, which in the judgment of Owner are desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. If the building of which the demised premises are a part supplies manually operated elevator service, Owner may proceed diligently with alterations necessary to substitute automatic control elevator service without in any way affecting the obligations of Tenant hereunder.~~

Security: 32. Tenant has deposited with Owner the sum of $ 49,166.66 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may expend, or may be required to expend, by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease, and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Captions: 33. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions: 34. The term "Owner" as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "rent" includes the annual rental rate whether so expressed or expressed in monthly installments, and "additional rent." "Additional rent" means all sums which shall be due to Owner from Tenant under this lease, in addition to the annual rental rate. The term "business days" as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays, and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring: 35. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations: 36. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass: 37. Owner shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Owner may insure, and keep insured, at Tenant's expense, all plate and other glass in the demised premises for and in the name of Owner. Bills for the premiums therefor shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, additional rent.

Estoppel Certificate: 38. Tenant, at any time, and from time to time, upon at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this lease, and, if so, specifying each such default.

Directory Board Listing: 39. If, at the request of, and as accommodation to, Tenant, Owner shall place upon the directory board in the lobby of the building, one or more names of persons or entities other than Tenant, such directory board listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such persons or entities.

Successors and Assigns: 40. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building for the satisfaction of Tenant's remedies for the collection of a judgement (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

Space to be filled in or deleted.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:	Three Boroughs LLC (CORP. SEAL)
....	By: .... [L.S]
Witness for Tenant	Alliance Distributors Holding Inc.
....	By: .... (CORP. SEAL)

ACKNOWLEDGEMENT

STATE OF NEW YORK,

SS.:

COUNTY OF

On the_______day of_______________in the year_________, before me, the undersigned, a Notary Public in and for said State, personally appeared __________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

____

NOTARY PUBLIC

Rider annexed to and made a part of lease
dated as of , 2006 between
Three Boroughs LLC, as Landlord and
Alliance Distributors Holding Inc., as Tenant

41. Definitions

The following definitions shall have the meanings hereinafter set forth wherever used in this lease or any Exhibits or Schedules annexed hereto (if any):

(a) The term "Premises" shall refer to the demised premises.

(b) The term "Building" shall refer to the land and all improvements located thereon including the building of which the Premises form a part.

(c) The term "Base Rent" shall mean rent at the annual rental rate provided for in Article 48 of this Rider.

(d) The term "Additional Rent" shall mean all sums of money, other than Base Rent, as shall become due and payable from Tenant to Landlord hereunder, and Landlord shall have the same remedies for the non-payment thereof as for the nonpayment of Base Rent. Unless otherwise specified herein, Additional Rent shall be due and payable to Landlord ten days after Tenant's receipt of a bill therefor.

(e) The term "Rents" shall mean Base Rent and Additional Rent.

42. Adjustments of Rent

(a) For the purposes of this Article 42, the following definitions shall apply:

(i) The term "Real Estate Taxes" shall mean the real estate taxes, assessments, levies, impositions or charges and special assessments imposed upon the Building and the land on which the Building stands, by any government body or authority having jurisdiction thereover.

(ii) The term "Tax Year" shall mean each period of twelve months, commencing on the first day of July of each such period, in which occurs any part of the term of this lease or such other period of twelve months occurring during the term of this lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

(iii) The term "Base Tax Year" shall mean the Taxes for the Tax Year commencing July 1, 2006 and ending on June 30, 2007.

(b) Tenant shall pay as Additional Rent for each Tax Year a sum equal to Twenty (20%) percent of any and all increases in Real Estate Taxes above those for the Base Tax Year assessed against the Building during the term of this Lease.

(c) Landlord shall give Tenant written notice of each change in Real Estate Taxes which will be effective to create or change Tenant's obligation to pay Additional Rent pursuant to the provisions of this Article and such notice shall contain Landlord's calculation of the annual rate of Additional Rent payable resulting from such Real Estate Taxes. Every notice given by Landlord pursuant to this Article shall be conclusive and binding upon Tenant.

(i) The amounts due under Article 42 shall be collectible as Additional Rent without set-off or deduction, and shall be paid within thirty (30) days after written demand by Landlord. In the event Tenant fails to pay such Additional Rent when such payments are due, Landlord shall have the option to make such payments and Tenant shall be obligated to reimburse Landlord for all sums paid by Landlord, together with interest and penalties thereon at the rate of eighteen percent (18%) per annum from the date of the making of such expenditure by Landlord. Such interest and penalties shall be deemed Additional Rent hereunder and shall be payable to Landlord on demand, and

Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of the fixed rental.

(d) Landlord's failure during the lease term to prepare and deliver any of the foregoing tax bills, statements or bills, or Landlord's failure to make a demand, shall not in any way cause Landlord to forfeit or surrender its rights to collect the sums due to Landlord pursuant to this Article and such rights shall survive any expiration or termination of this lease.

(e) Notwithstanding the expiration of this lease or termination of this lease prior to the lease expiration date due to the default of Tenant, Tenant's obligation to pay Rents as adjusted under this Article, for all periods up to and including the lease expiration date, shall continue and shall survive any expiration or termination of this lease.

(f) In the event that Landlord contests any increase in the assessment of Real Estate Taxes for any tax year and succeeds in obtaining a reduction thereof, Tenant shall pay to Landlord as Additional Rent twenty (20%) percent of the Attorney's fees and disbursements incurred by Landlord in contesting the Taxes within ten (10) days after receipt from Landlord of a demand therefor, which demand shall be accompanied by a copy of the bill for legal services rendered to Landlord in connection with such contest. The Attorneys's fees shall be equal to one-third (1/3) of the reduction of the Real Estate Tax assessment. Landlord shall refund to Tenant Tenants's share of the abatement received.

(g) In the event that the assessment for the Base Tax Year is reduced, such reduced amount shall be the new Base Tax Year and shall thereafter determine the amount of real estate tax payments pursuant to this paragraph 42.

43. Utilities

(a) Landlord shall install gas and electric meters to measure Tenant's consumption of such utilities in the demised premises. Until such time as the aforesaid meters are installed and operational, Tenant shall pay to Landlord, as Additional Rent, a sum equal to fifty (50%) percent of all gas and electric charges for the Building as measured by the existing meters

(b) Tenant shall pay to Landlord as Additional Rent, a sum equal to 1/13th of the HVAC service contract for the Building.

(c) Tenant shall furnish all electric light bulbs, tubes, lamps and ballasts in the demised premises, at Tenant's expense.

(d) Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of the aforementioned utilities furnished to the Building.

44. Insurance

(a) Tenant shall indemnify and save harmless Landlord and its agents against and from (a) any and all claims (i) arising from the conduct of business in or management of the demised premises or any work or thing whatsoever done or any condition created (other than by Landlord for Landlord's or Tenant's account) in or about the Premises during the term of this lease or (ii) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or licensees or its guests, invitees, patrons, employees, agents or contractors, and (b) all costs, expenses and liabilities incurred in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding by counsel chosen by Tenant who shall be reasonably satisfactory to Landlord. Tenant or its counsel shall keep Landlord fully apprised at all times of the status of such defense.

(b) Without limiting Tenant's liability under the indemnity provided for in this Article, Tenant shall provide on or before the commencement date of this lease ("Commencement Date"),

and shall keep in force throughout the term of this lease, for the benefit of Landlord and Tenant, insurance of the kinds and in the limits hereinafter specified against any liability whatsoever occasioned by any occurrence in, on or about, or resulting from the use, operation and/or maintenance or, the Premises, or the fixtures or equipment therein or the elevator, stairways, sidewalks, passageways and other areas adjacent to the Premises, and shall cause Landlord and its agents to be named as an additional insured in all policies of such insurance. Such insurance coverage shall be obtained from insurance companies carry a General Policyholder's Service Rating of not less than "A-", being in a financial size category of Class VIII or better, as rated in the most current Best's Insurance Reports, licensed to do business in the State of New York and authorized to issue such policy or policies of insurance covering the Building and the equipment as follows:

(i) Insurance against loss or damage by fire, lightning and other risks from time to time included under "all risk" coverage, which shall include coverage of Tenant's trade fixtures, merchandise and other personal property owned by others but in the possession of Tenant in the Premises.

(ii) Worker's Compensation Insurance in statutory limits covering all persons employed in connection with the performance of work upon, in or about the Premises.

(iii) Comprehensive general public liability and property damage insurance with not less than one million ($1,000,000) dollars combined single limit for both bodily injury and property damage liability coverage which policy or policies shall name Landlord as an additional insured.

(iv) Insurance against such other risks, and in such limits as are or shall be customarily insured against in businesses and use and occupancy similar to that operated by Tenant in the Premises.

(c) The policies of insurance provided for in Article 44(b)(ii) shall be issued by insurance companies reasonably satisfactory to Landlord, shall be non-cancelable except on at least thirty days' prior written notice to Landlord by certified mail, return receipt requested, and, to the extent obtainable, shall not be invalidated as against one assured by reason of any act or omission of another assured. Not later than the Commencement Date, Tenant shall furnish Landlord with a duplicate original policy evidencing each such insurance policy, together with satisfactory evidence of payment of the premium therefor for a period of coverage of not less than one year. Similar documentary evidence of renewal and payment for each renewal or new policy for such insurance shall be furnished to Landlord at least thirty days' prior to each date of expiration of the then current policy. All such policies shall contain agreements by the insurers that the coverage afforded thereby shall not be affected by the performance of any work upon, in or about the Premises. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder entitling Landlord to exercise any or all of the remedies provided in this Lease in the event of Tenant's default.

(d) Notwithstanding anything contained herein to the contrary, Landlord shall have the right at any time and from time to time, but not more frequently than one every year, to require Tenant to increase the amount of the insurance maintained by Tenant under this Article, so that the amount thereof, as reasonably determined by Landlord, adequately protects the interest of Landlord, the holder of any mortgage and the holder of any superior lease on the property.

45. Glass

Tenant covenants and agrees that it will throughout the term of this lease, at its own cost and expense repair and replace any and all broken or damaged window, door, or other glass, plate or otherwise, together with the frames and supports thereof regardless of cause of damage or breakage.

46. Alterations

Tenant may, at its own cost and expense, make such non-structural alterations and installations as the Tenant may deem necessary or desirable in order to fit the demised premises for Tenant's use. No work shall be commenced until Landlord shall have given its written approval of

the plans and specification, Tenant shall have obtained and exhibited to Landlord all required permits, consents and authorizations from authorities having jurisdiction over the work to be done, and Tenant shall have delivered to Landlord certificates of public liability insurance and property damage insurance in limits reasonably acceptable to Landlord, together with worker's compensation certificate, all with evidence of premium payment thereon and providing for at least ten (10) days prior written notice of cancellation to Landlord.

47. Preparation of Premises

(a) Tenant acknowledges that it has inspected the Premises and agrees to accept possession thereof in its "as is" physical condition on the commencement date of the within term, it being understood and agreed that Landlord shall not be obligated to perform any work, supply any materials or incur any expense to prepare the demised premises for Tenant's occupancy except for the installation of gas and electric meters as hereinabove set forth.

(b) Tenant shall make all alterations, improvements and repairs necessary or appropriate to make the demised premises suitable for the purposes set forth herein, at Tenant's sole cost and expense subject to the provisions of Article 46.

48. Base Rent Payment Schedule

	Monthly Base Rent	Annual Rent
06/01/06 - 5/31/07	$24,583.33	$295,000.00
06/01/07 - 5/31/08	$25,443.75	$305,325.00
06/01/08 - 5/31/09	$26,334.28	$316,011.37
06/01/09 - 5/31/10	$27,255.98	$327,071.76
06/01/10 - 5/31/11	$28,209.93	$338,519.27

49. Possession of Premises

In the event Landlord is unable to make the demised premises available for occupancy on the commencement date of the lease specified herein, the term of the lease shall commence on the first day of the first month following actual possession of the demised premises by Tenant. In no event shall any delay in obtaining possession of the demised premises affect the termination date of the lease. If Landlord is unable to make the demised premises available for occupancy within ninety (90) days of the commencement date of the lease, Landlord may, at its option, by notice to Tenant, cancel this lease whereupon this lease shall be of no further force or effect and neither party shall have any right or claim hereunder against the other.

50. Access to Premises

Notwithstanding anything contained in Article 13 to the contrary, Tenant shall be in sole charge of the demised premises except that Landlord, its agents and employees, shall always have the right to enter upon the demised premises in the event of an emergency and otherwise during normal business hours.

51. Limitations on Liability

Notwithstanding anything herein contained to the contrary in this lease, Tenant agrees to look only to Landlord's interest in and to the demised premises and the Building of which the same form a part for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord, and no other property or assets of Landlord shall be subject to levy, execution or other procedures for the satisfaction of any such judgment (or other judicial process).

52. Late Payment Charge

(a) If Tenant shall fail to pay any installment of Base Rent or Additional Rent by the tenth (10th) day of any month, Tenant shall pay to Landlord, in addition to such installment of Base Rent or Additional Rent, as the case may be, a late charge equal to ten (10%) percent of the Base Rent for

that month. Such late charges shall be payable as Additional Rent hereunder.
This provision shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner and such late charges constitute an agreement between Landlord and Tenant as to the estimated compensation for costs and expenses incurred by Landlord due to the late payment of Rent to Landlord.

(b) In addition to such late charge, Tenant shall pay, and hereby agrees to pay interest hereunder at the rate equal to two (2%) percent per annum above the then current prime rate charged by Citibank, N.A. or its successor of the amount unpaid computed from the date such payment was due to and including the date of payment. Such additional late charges shall be payable in addition to the late charge provided for hereinabove described in paragraph 52(a). This provision shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as limiting Landlord's remedies in any manner.

(c) No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this lease provided.

(d) Tenant agrees that the late charge assessed pursuant to this Lease is not interest, and the late charge assessed does not constitute a lender or borrower/creditor relationship between the Landlord and Tenant.

53. Qualifications as to Use

(a) Tenant covenants and agrees that it will, at all times, operate its business in the demised premises in such manner that no noxious odors shall be permitted to emanate from or be detected beyond the demised premises, and for that purpose will, if necessary, at its own cost and expense, install, utilize, maintain and wherever necessary, replace in the demised premises an adequate ventilation and exhaust system, including but not limited to such equipment suitable to the accomplishment of that end that the Building of which the demised premises form a part and the corridors, lobbies, and other portion thereof shall be kept free from noxious odors and fumes emanating from the demised premises.

(b) Tenant shall keep the demised premises free from insects and vermin and to such end shall provide proper extermination service and proper sanitation practices so as to prevent the occurrence of insects and vermin in the demised premises and the Building.

(c) Tenant, at its sole cost and expense, shall provide for the timely, safe, and proper removal of all waste materials and refuse of all description from the demised premises. At no time shall Tenant allow refuse and waste to be stored in any obtrusive, unsafe, unclean or insecure manner.

(i) Landlord and Tenant hereby covenant and agree that Landlord desires to preserve the character of the Building and Tenant shall cooperate fully with Landlord with respect to maintaining the cleanliness and good condition of the Premises.

(d) Tenant agrees to maintain, repairs and replace, if necessary, those sidewalks abutting the Building and to keep them free of snow, ice, garbage and other materials.

(e) Tenant shall not bring or permit to be brought or kept in or on the demised premises, any flammable, combustible, or explosive fluid, material, chemical or substance.

(f) Tenant agrees that Landlord shall not be liable or responsible for any damage caused to Tenant's property by reason of water leakage into the demised premises for any reason whatsoever including, but not limited to, Landlord's negligence, it being understood that Tenant shall protect itself from any loss by reason of such damage by providing its own casualty insurance.

(g) Tenant covenants and agrees that the demised premises are to be used for commercial use only, and that at no time may Tenant use, or permit the demised premises to be used as a residence.

54. Miscellaneous

(a) Upon the execution of this Lease, Tenant shall provide Landlord with a copy of Tenant's current balance sheet and itemized income statement. In addition, if, in connection with Landlord obtaining financing for the Building, a bank, insurance company or other lending institution shall request that Landlord provide to it a copy of Tenant's current balance sheet and itemized income statement, Tenant shall deliver to Landlord, within ten (10) days from date of demand therefor, a copy of said balance sheet and itemized income statement.

(b) Tenant agrees that its sole remedies in cases where Landlord's reasonableness in exercising its judgment or withholding its consent or approval is applicable pursuant to a specific provision of this lease or any rider relating to this lease, if any, shall be those in the nature of any injunction, declaratory judgment, or specific performance, the rights to money damages or other remedies being hereby specifically waived.

(c) Tenant shall not directly or indirectly occupy any space in the Building (by assignment, sublease or otherwise) other than the demised premises, except with the prior written consent of Landlord in each instance.

(d) The Article headings of this lease are for convenience only and are not to be given any effect whatsoever in construing this lease.

(e) The listing of any name other than that of Tenant, whether on the doors of the demised premises, on the building directory, if any, or otherwise, shall not operate to vest any right or interest in this lease or in the demised premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this lease, to any sublease of the demised premises, or to the use or occupancy thereof by others.

55. Amendment to Article 11

(a) Supplementing Article 11 hereof, a transfer of fifty (50%) percent or greater interest (whether stock, partnership or otherwise) of Tenant shall be deemed to be an assignment of this lease, either in one transaction or in any series of transactions.

(b) Tenant shall neither list nor show the demised premises or any part thereof as available for assignment or sublease with any broker or agent or otherwise advertise, post, communicate or solicit prospective assignees or subtenants through any direct or indirect means, or allow any other person to use or occupy any portion of the demised premises, without the prior written consent of Landlord

56. Common Areas

All common areas and facilities not within the demised premises, which Tenant may be permitted to use and occupy, are to be used and occupied under a revocable license, and if the amount of such areas are diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement or rent, nor shall such diminution of such areas be deemed constructive or actual eviction.

57. Repairs

(a) Tenant is not obligated to make any structural repairs to the demised premises or the Building, except such repairs as are made necessary by the negligence, carelessness, misconduct or fault of Tenant or its agents, assignees or invitees. Structural repairs are defined solely as those repairs that are necessary to assure the integrity of the Building's foundation, separating walls enclosing the demised premises, vertical supporting beams and horizontal supporting beams of the roof. The aforesaid items are to be maintained, repaired or replaced by the Landlord at its own cost

and expense, as expeditiously as possible, and the Tenant agrees to cooperate with Landlord's contractor for access to such repairs at reasonable times and no abatement of Rent shall be made during any period in which structural repairs are being effectuated. In the event that any such structural repair is made necessary by the negligence, carelessness, misconduct or fault of the Tenant or its agents, assignee or invitees, Tenant shall commence such repair within thirty (30) days of written notice thereof and if Tenant fails to commence such repair within such period Landlord may, but shall not be obligated to, effect such repair and charge the cost thereof to Tenant as Additional Rent.

(b) Tenant shall, at its own cost and expense, make all repairs necessary to keep the demised premises in good condition and all repairs required by any governmental agency, law or regulation including without limitation such repairs as are necessary to maintain in good condition the walls and ceilings of the demised premises and the sidewalk contiguous to the Building. Tenant shall indemnity and hold harmless the Landlord against any and all damages and/or liability to any person arising from Tenant's failure to maintain the Premises in good and safe condition as set forth herein.

58. Addendum to Article 17 - Default

This lease and the term and estate hereby granted are subject to the following further limitation. Whenever Tenant shall default in the payment of any installment of Base Rent, or in the payment of Additional Rent or any other charge payable by Tenant to Landlord, on any day upon which the same ought to be paid, and such default shall continue for five (5) days after Landlord shall have given Tenant a notice specifying such default, then in any such case, Landlord may give to Tenant a notice of intention to end the term of this lease at the expiration of three (3) days from the date of the service of such notice of intention, and upon the expiration of said three (3) day notice period this lease and the term and estate hereby granted shall terminate with the same effect as if that day were set forth herein for the expiration of the term hereof, but Tenant shall remain liable for damages as provided in Article 18.

59. Entire Agreement

No oral statement or prior written matter shall have any force or effect on this lease. Tenant has inspected and is familiar with the physical condition of the chattels, fixtures, equipment and furnishings of the Premises and hereby declares and agrees that he is leasing the same voluntarily and on his own judgment and not upon anyone acting on his behalf, as to the character, condition or quality of said Premises.

60. Provisions of Rider

This rider is hereby made a part of the lease to which it is attached and in each instance in which the provisions, or any part thereof, of the rider shall contradict or be inconsistent with the provisions or any part thereof, of said lease as constituted with out this rider, the provisions of this rider shall prevail and govern and the contradicted or inconsistent provisions of said lease shall be deemed amended accordingly.

61. Binding Effect

The submission by Landlord of this lease to Tenant does not constitute an option or offer to lease space at the property named herein. This lease shall have no binding effect on the parties named herein unless executed by the Landlord and the Tenant and a fully executed copy is delivered to the Tenant.

62. Broker

Tenant covenants, represents and warrants that Tenant has had no dealings or communications with any broker or agent in connection with the consummation of this lease other than City One Real Estate, LLC and Tenant covenants and agrees to pay, hold harmless and

indemnify Landlord from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commissions or charges claimed by any broker or agent other than City One Real Estate LLC with respect to this lease or the negotiation thereof.

63. Addendum to Article 32 - Security Deposit

If Tenant is in default under this Lease more than two (2) times within any twelve month period, irrespective of whether or not such default is cured, then, without limiting Landlord's other rights and remedies provided for in this Lease or at law or equity, the Security Deposit shall automatically be increased by an amount equal to one (1) months' base rent which Tenant shall be obligated to pay to Landlord within ten (10) days of demand therefor by Landlord.

64. Abatement of Rent

Notwithstanding the provisions of Article 48 of this lease, Tenant shall have no obligation to pay Base Monthly Rent for the month of June 2006, provided, however, that Tenant shall be obligated to pay one month's rent (July 2006) together with the deposit (as set forth in paragraph 32 of the lease) upon the execution of this lease. The Rent otherwise due and payable for the month of June 2006 shall become immediately due and payable upon the occurrence of an event of default by Tenant under this Lease.

65. Option to Extend Term

(a) Tenant shall have the right to extend the term of this Lease for a term of five (5) years. Such additional five (5) year term is hereinafter called the "Extension Term." The Extension Term shall commence on June 1, 2011 and shall end on May 31, 2016. The option contained in this Article to extend the term of this Lease shall be subject to the following terms and conditions: (i) Tenant shall give Landlord notice (hereinafter called the "Extension Notice") of its election to extend the term of this Lease at least six (6) months but not more than twelve (12) months prior to the commencement of the Extension Term, and (ii) Tenant shall not be in default in the performance of its obligations hereunder as of the time of the giving of an Extension Notice and the commencement of the Extension Term to which such notice relates; and this condition may be waived by Landlord at its sole discretion and may not be used by Tenant as a means to negate the effectiveness of Tenant's exercise of this option.

Base Rent during the Extension Term shall be as follows:

	Monthly Base Rent	Annual Rent
06/01/06 - 5/31/07	$29,197.28	$350,367.44
06/01/07 - 5/31/08	$30,219.19	$362,630.30
06/01/08 - 5/31/09	$31,276.86	$375,322.36
06/01/09 - 5/31/10	$32,371.55	$388,458.64
06/01/10 - 5/31/11	$33,504.55	$402,054.69

Landlord:
THREE BOROUGHS LLC

By:________________________

Tenant:
ALLIANCE DISTRIBUTORS HOLDING INC.

By:________________________


C + B
SPACE "C"
49'3"
C
C+B
250'
SPACE "B"
C+B
B
WESTCHESTER CREEK
C
150'
50'
SPACE "A"
A
COMERCE AVENUE
245'X500'
LAB
(NTS)
67'X147'
MAIN OFFICE
(NTS)
112'X147'